Exhibit 99.1

Cray Media:	Investors:
Juliet McGinnis	Paul Hiemstra
206/701-2152	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS 2018 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS
Cray Continues to Expect Growth for 2019

Seattle, WA - February 12, 2019 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2018.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

For 2018, Cray reported total revenue of $456 million, which compares with $393 million in 2017. Net loss for 2018 was $72 million, or $1.76 per diluted share, compared to net loss of $134 million, or $3.33 per diluted share in 2017. Non-GAAP net loss, which adjusts for selected unusual and non-cash items, was $58 million, or $1.42 per diluted share for 2018, compared to non-GAAP net loss of $41 million, or $1.01 per diluted share in 2017.

Revenue for the fourth quarter of 2018 was $163 million, compared to $167 million in the fourth quarter of 2017. Net loss for the fourth quarter of 2018 was $13 million, or $0.33 per diluted share, compared to net loss of $98 million, or $2.42 per diluted share in the fourth quarter of 2017. Non-GAAP net loss was $9 million, or $0.22 per diluted share for the fourth quarter of 2018, compared to non-GAAP net income of $9 million, or $0.22 per diluted share in the fourth quarter of 2017.

Please note, 2017 GAAP results were impacted by both the new U.S. tax law and a change to the valuation allowance held against the Company’s U.S. deferred tax assets. The combined negative impact on the Company’s 2017 GAAP net loss was $103 million and was excluded for non-GAAP purposes.

For 2018, overall gross profit margin on a GAAP and non-GAAP basis was 29%, compared to 33% and 34%, respectively, on a GAAP and non-GAAP basis in 2017.

GAAP operating expenses for 2018 were $204 million, compared to $196 million in 2017. Non-GAAP operating expenses for 2018 were $191 million, compared to $177 million in 2017.

As of December 31, 2018, cash, investments, and restricted cash totaled $246 million. Working capital at the end of 2018 was $291 million, compared to $354 million at December 31, 2017.

“Led by strength in our commercial business, we delivered solid growth for the year,” said Peter Ungaro, president and CEO of Cray. “While our target market continues to show signs of a rebound from its recent lows, 2019 is shaping up to be a transition year as we plan to begin shipping our next generation Shasta platform late this year. Shasta will deliver a balance of performance, flexibility and ease of use unlike anything available today, as well as a true exascale-class architecture capable of scaling well into the future. With continued focus and execution, we are well positioned to expand on our market leadership position and deliver strong long-term growth.”

Outlook
For 2019, while a wide range of results remains possible, Cray expects revenue to grow modestly compared to 2018. Revenue is expected to be about $70 million for the first quarter of 2019. For 2019, GAAP and non-GAAP gross margins are expected to be in the 30% range, and non-GAAP operating expenses are expected to grow compared to 2018. Based on this outlook, the Company expects to recognize a substantial GAAP and non-GAAP net loss for 2019.

Cray’s effective GAAP and non-GAAP tax rates for 2019 are both expected to be in the low single-digit range.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In November, Vanguard Infrastructures announced it selected the Cray XC supercomputing system as the compute and real-time analytics engine for the new Vanguard Stargate Imaging security scanning solution. The Cray XC was selected because of its exceptional ability to process massive amounts of data at high speed.

•
In November, Cray announced support for Intel’s upcoming Cascade Lake advanced performance processors in systems starting in 2019. The Intel Xeon Scalable processors will first be available in Cray’s CS500 line of systems and then, in 2020, on Cray’s new exascale-class systems, code named Shasta.

•
In November, Cray announced its Urika AI and Analytics software suites, adding tools that enable data scientists to train artificial intelligence models more accurately and in less time. New features in the Cray Urika-CS and Urika-XC AI and Analytics suites include Cray-developed libraries to intelligently optimize machine learning model settings as well as additional AI tools and frameworks commonly used by data scientists.

•
In November, GW4, the Met Office, and Cray announced that the Arm-based supercomputer in Europe, named “Isambard,” is now live in the United Kingdom. It is the largest Arm-based system in the world outside of the US and one of the first systems of its kind to be used for scientific research as well as to explore future computer architectures in the exascale era.

Conference Call Information
Cray will host a conference call today, Tuesday, February 12, 2019 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its year and fourth quarter ended December 31, 2018 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (409) 217-8435 and use the conference ID #1869079. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #1869079. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Tuesday, February 12, 2019.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent, or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Cray Inc. (Nasdaq:CRAY) combines computation and creativity so visionaries can keep asking questions that challenge the limits of possibility. Drawing on more than 45 years of experience, Cray develops the world’s most advanced supercomputers, pushing the boundaries of performance, efficiency and scalability. Cray continues to innovate today at the convergence of data and discovery, offering a comprehensive portfolio of supercomputers, high-performance storage, data analytics and artificial intelligence solutions. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market, Cray’s ability to grow in the future, and its product development, sales, and delivery plans. These statements involve current expectations, forecasts of future events, and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that Cray is not able to successfully complete its planned product development efforts or to ship Shasta systems within the planned timeframe or at all, the risk that Shasta systems will not have the features, performance or components currently planned, the risk that processors and interconnect technology planned for Cray Shasta systems or current Cray systems are not available when expected or with the performance or pricing expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered, or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence, and commercial markets as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that government funding to Cray for research and development projects is less than expected, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components is material, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s Annual Report on Form 10-K for the year ended December 31, 2018, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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Urika, CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, Shasta and the CS and XC families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Product	$127,050	$132,256	$312,873	$250,195
Service	36,305	34,387	143,075	142,314
Total revenue	163,355	166,643	455,948	392,509
Cost of revenue:
Cost of product revenue	103,892	99,474	252,264	188,830
Cost of service revenue	19,055	17,109	73,706	72,975
Total cost of revenue	122,947	116,583	325,970	261,805
Gross profit	40,408	50,060	129,978	130,704
Operating expenses:
Research and development, net	29,738	22,186	115,174	98,777
Sales and marketing	16,994	16,602	63,159	59,894
General and administrative	7,434	6,089	25,417	29,113
Restructuring	—	915	476	8,568
Total operating expenses	54,166	45,792	204,226	196,352
Income (loss) from operations	(13,758)	4,268	(74,248)	(65,648)

Other income (loss), net	396	(356)	595	5,002
Interest income, net	1,055	621	3,343	3,276
Gain on strategic transaction	—	91	—	4,480
Income (loss) before income taxes	(12,307)	4,624	(70,310)	(52,890)
Income tax expense	(1,023)	(102,166)	(1,371)	(80,939)
Net loss	$(13,330)	$(97,542)	$(71,681)	$(133,829)

Basic net loss per common share	$(0.33)	$(2.42)	$(1.76)	$(3.33)
Diluted net loss per common share	$(0.33)	$(2.42)	$(1.76)	$(3.33)

Basic weighted average shares outstanding	40,827	40,309	40,666	40,139
Diluted weighted average shares outstanding	40,827	40,309	40,666	40,139

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$228,434	$137,326
Restricted cash	1,300	1,964
Short-term investments	—	6,997
Accounts and other receivables, net	87,819	162,034
Inventory	80,360	186,307
Prepaid expenses and other current assets	22,331	25,015
Total current assets	420,244	519,643

Long-term restricted cash	16,030	1,030
Long-term investment in sales-type lease, net	9,586	23,367
Property and equipment, net	35,737	36,623
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,178	4,345
Other non-current assets	18,175	19,567
TOTAL ASSETS	$517,132	$618,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,847	$57,207
Accrued payroll and related expenses	23,703	18,546
Other accrued liabilities	10,805	9,471
Customer contract liabilities	61,983	80,119
Total current liabilities	129,338	165,343

Long-term customer contract liabilities	32,021	38,622
Other non-current liabilities	12,394	14,495
TOTAL LIABILITIES	173,753	218,460

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,893,807 and 40,464,963 shares, respectively	647,045	633,408
Accumulated other comprehensive income	3,208	915
Accumulated deficit	(306,874)	(234,026)
TOTAL SHAREHOLDERS’ EQUITY	343,379	400,297
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$517,132	$618,757

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended December 31, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(13.3)	$(0.33)	$(13.8)	$40.4	$54.2

Share-based compensation	(1)	3.5		3.5	0.2	3.3
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Income tax on reconciling items	(5)	(0.8)
Other items impacting tax provision	(6)	1.5
Total reconciling items		4.5	0.11	3.8	0.4	3.4

Non-GAAP		$(8.8)	$(0.22)	$(10.0)	$40.8	$50.8

		Three Months Ended December 31, 2017
		Net Income (Loss)	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$(97.5)	$(2.42)	$4.3	$50.1	$45.8

Share-based compensation	(1)	3.2		3.2	0.2	3.0
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Restructuring	(3)	0.9		0.9		0.9
Gain on strategic transaction	(4)	(0.1)
Income tax on reconciling items	(5)	(1.2)
Other items impacting tax provision	(6)	103.6
Total reconciling items		106.7	2.64	4.4	0.4	4.0

Non-GAAP		$9.2	$0.22	$8.7	$50.5	$41.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude gain on strategic transaction with Seagate
(5) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(6) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (5) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Year Ended December 31, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(71.7)	$(1.76)	$(74.2)	$130.0	$204.2

Share-based compensation	(1)	13.1		13.1	0.8	12.3
Amortization of acquired and other intangibles	(2)	1.0		1.0	0.8	0.2
Restructuring	(3)	0.5		0.5		0.5
Gain on sale of investment	(6)	(0.4)
Income tax on reconciling items	(7)	(3.0)
Other items impacting tax provision	(8)	2.7
Total reconciling items		13.9	0.34	14.6	1.6	13.0

Non-GAAP		$(57.8)	$(1.42)	$(59.6)	$131.6	$191.2

		Year Ended December 31, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(133.8)	$(3.33)	$(65.6)	$130.7	$196.4

Share-based compensation	(1)	10.9		10.9	0.6	10.3
Amortization of acquired and other intangibles	(2)	0.7		0.7	0.2	0.5
Restructuring	(3)	8.6		8.6		8.6
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.5)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(6.1)
Other items impacting tax provision	(8)	86.5
Total reconciling items		93.3	2.32	20.7	0.8	19.9

Non-GAAP		$(40.5)	$(1.01)	$(44.9)	$131.5	$176.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended December 31, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$23.2	18%	$17.2	48%	$40.4	25%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	—%	0.4	—%

Non-GAAP		$23.5	18%	$17.3	48%	$40.8	25%

		Three Months Ended December 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$32.8	25%	$17.3	50%	$50.1	30%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	1%	0.4	—%

Non-GAAP		$33.1	25%	$17.4	51%	$50.5	30%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Year Ended December 31, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$60.6	19%	$69.4	48%	$130.0	29%

Share-based compensation	(1)	0.4		0.4		0.8
Amortization of acquired and other intangibles	(2)	0.8		—		0.8
Total reconciling items		1.2	1%	0.4	1%	1.6	—%

Non-GAAP		$61.8	20%	$69.8	49%	$131.6	29%

		Year Ended December 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$61.4	25%	$69.3	49%	$130.7	33%

Share-based compensation	(1)	0.3		0.3		0.6
Amortization of acquired and other intangibles	(2)	0.2				0.2
Total reconciling items		0.5	—%	0.3	—%	0.8	1%

Non-GAAP		$61.9	25%	$69.6	49%	$131.5	34%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income (Loss)
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended December 31,		Year Ended December 31,
		2018	2017	2018	2017
GAAP Net Loss		$(13.3)	$(97.5)	$(71.7)	$(133.8)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.2	0.8	0.6
Amortization of acquired and other intangibles	(2)	0.2	0.2	0.8	0.2
Total adjustments impacting gross profit		0.4	0.4	1.6	0.8

Non-GAAP gross margin percentage		25%	30%	29%	34%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.3	3.0	12.3	10.3
Amortization of acquired and other intangibles	(2)	0.1	0.1	0.2	0.5
Restructuring	(3)	—	0.9	0.5	8.6
Strategic transaction-related costs	(4)	—	—	—	0.5
Total adjustments impacting operating expenses		3.4	4.0	13.0	19.9

Gain on strategic transaction	(5)	—	(0.1)	—	(4.5)
Gain on sale of investment	(6)	—	—	(0.4)	(3.3)

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(7)	(0.8)	(1.2)	(3.0)	(6.1)
Other items impacting tax provision	(8)	1.5	103.6	2.7	86.5
		0.7	102.4	(0.3)	80.4

Non-GAAP Net Income (Loss)		$(8.8)	$9.2	$(57.8)	$(40.5)

Non-GAAP Diluted Net Income (Loss) per common share		$(0.22)	$0.22	$(1.42)	$(1.01)

Diluted weighted average shares	(9)	40.8	41.3	40.7	40.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

(9) Cray recorded a GAAP net loss for the three months ended December 31, 2017 and non-GAAP net income for the same period. As such, the diluted weighted average shares number on the Reconciliation of GAAP to non-GAAP Net Income (Loss) differs from the amount on Cray’s Condensed Consolidated Statement of Operations by the weighted average number of potential common shares outstanding, including the additional dilution related to conversion of stock options, unvested restricted stock and unvested restricted stock units as computed under the treasury stock method